UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 17, 2017 (January 16, 2017)

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Robert Michelson

Mr. Michelson and SCG Financial Merger I Corp. (“SCG Intermediate”), a wholly-owned subsidiary of RMG Networks Holding Corporation (the “Company”), previously entered into that certain Executive Employment Agreement dated July 22, 2014 (the “Prior Agreement”), which will expire by its own terms effective as of January 22, 2016.

On January 16, 2017, to extend Mr. Michelson’s employment with the Company, Mr. Michelson entered into a new employment agreement (the “Michelson Employment Agreement”) with SCG Intermediate.  The Michelson Employment Agreement provides for a term of two years, subject to extension by mutual agreement of the parties. Pursuant to the Michelson Employment Agreement, Mr. Michelson will continue to serve as a member of the Board of Directors of the Company (the “Board”) and its subsidiaries.  Under the Michelson Employment Agreement, Mr. Michelson’s annual salary is increased to $400,000 per year, subject to annual increases at the discretion of the Board.  Mr. Michelson will also be entitled to an annual bonus of up to 120% of Mr. Michelson’s annual salary, subject to the achievement of an Earnings Before Interest, Tax, Depreciation and Amortization target and performance criteria established by the Compensation Committee of the Board (the “Compensation Committee”) after the Compensation Committee’s consultation with Mr. Michelson.

The Michelson Employment Agreement also provides that in connection with the continuation of his employment, Mr. Michelson is eligible to participate in the Company’s current equity incentive plans, subject to Board approval.

The Michelson Employment Agreement will automatically terminate upon Mr. Michelson’s death and will be terminable at the option of SCG Intermediate for “cause” or if Mr. Michelson becomes “disabled” (each as defined in the Michelson Employment Agreement).  If SCG Intermediate terminates the Michelson Employment Agreement without “cause” or Mr. Michelson is deemed to have been “constructively terminated” (as defined in the Michelson Employment Agreement), SCG Intermediate will be obligated to pay to Mr. Michelson (i) all accrued but unpaid salary and benefits, (ii) the prior calendar year’s annual bonus if such termination date occurs after January 1st of the then current year and such prior calendar year’s annual bonus has not yet been paid, (iii) a pro-rated bonus for the year in which such termination occurs, and (iv) his base salary until the later of January 15, 2019 or the twelve month anniversary of Mr. Michelson’s termination date.  The payment of any severance benefits under the Michelson Employment Agreement will be subject to Mr. Michelson’s execution of a release of all claims against SCG Intermediate and its affiliates on or before the 21st day following his separation from service.

The Michelson Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Michelson Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Michelson Employment Agreement and for one year thereafter.

* * * * *

The foregoing description of the Michelson Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Michelson Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of January 16, 2017, by and between SCG Financial Merger I Corp. and Robert Michelson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 20, 2017

RMG NETWORKS HOLDING CORPORATION

By:  /s/ Robert R. Robinson

Name: Robert R. Robinson

Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of January 16, 2017, by and between SCG Financial Merger I Corp. and Robert Michelson.

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